SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TRUMP HOTEL & CASINO

          GAMCO INVESTORS, INC.
                                 8/19/97            2,000            10.0625
          GIL II, LTD.
                                 8/19/97            2,000            10.0625
          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                 8/18/97            5,000             9.7375
          GAMCO INVESTORS, INC.
                                 8/19/97            7,000            10.1924
          GAMCO INVESTORS, INC.
                                 8/19/97           15,000            10.2500
                                 8/19/97           63,500            10.1924
                                 8/18/97            5,000             9.5000
                                 8/18/97            5,000             9.6875
                                 8/14/97            5,000             9.9375
                                 8/13/97            3,000             9.8750
                                 8/12/97            4,500             9.9375
                                 8/11/97            2,000             9.9375
                                 8/08/97            7,100             9.7500
                                 8/08/97            7,100-            9.7500
                                 8/07/97            7,100             9.7500
                                 8/06/97           18,900             9.6875








          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.







                                       28